Exhibit 99.1

Beeline Holdings Welcomes Barry Levenson

as Executive Strategic Advisor

Mortgage industry veteran to advise on funding strategy, product positioning, and operational scale

PROVIDENCE, R.I.,– February 19, 2026 — via IBN – Beeline Holdings, Inc. (Nasdaq: BLNE), a technology-enabled, digital mortgage platform, today announced the appointment of mortgage industry veteran Barry Levenson as Executive Strategic Advisor.

Mr. Levenson brings more than three decades of experience across mortgage banking, funding strategy, product development, marketing and capital market execution. In this role, he will advise Beeline’s leadership team on capital strategy, loan economics, product position and initiatives designed to improve funding efficiency and long-term profitability.

Mr. Levenson is the Founding Principal and CEO of LK Secured Lending. He previously served as Managing Director at PennyMac Financial Services. Earlier in his career, he was a founding executive of Countrywide Bank, which became one of the fastest-growing depository institutions in U.S. banking history. By implementing an innovative deposit-gathering strategy that materially reduced the institution’s cost of funds, he helped accelerate Countrywide’s rise to become the nation’s leading mortgage banker.

Beeline has outlined a long-term objective of achieving a $100 million revenue run rate within 24 months. The Company believes that disciplined capital management, product expansion and improved cost of funds are important components of that plan.

“Barry’s experience in funding strategy and scaling mortgage platforms comes at an important time for Beeline,” said Nick Liuzza, Chief Executive Officer of Beeline Holdings. “Organic growth remains a priority for the Company. As loan economics continue to improve, we are increasing marketing investment to support origination growth while maintaining a disciplined approach to expense management. Over the past several years, we moderated growth investments to reduce losses. We believe the operating environment is stabilizing and are positioning the business to accelerate.”

Mr. Levenson will serve in an independent advisory capacity and will continue in his role at LK Secured Lending.

“I’m excited to support Beeline’s next phase,” said Levenson. “The Company combines strong technology with a forward-looking approach to serving the next generation of mortgage borrowers. It feels like a very strong match combining complimentary legacy pieces with a fresh perspective to an industry that is starting to recover. I am excited to get to work with Beeline’s leadership team.”

About Beeline Financial Holdings Inc.

Beeline Financial Holdings Inc. is a trailblazing mortgage fintech transforming the way people access property financing. Through its fully digital, AI-powered platform, Beeline delivers a faster, smarter path to home loans - whether for primary residences or investment properties. Headquartered in Providence, Rhode Island, Beeline is reshaping mortgage origination with speed, simplicity, and transparency at its core. The company is a wholly owned subsidiary of Beeline Holdings Inc. and also operates Beeline Labs, its innovation arm focused on next-generation lending solutions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s long-term objective of achieving a $100 million revenue run rate within 24 months and efforts and potential to improve growth, funding efficiency and long-term profitability. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, future interest rate changes, the risks arising from the impact of inflation, tariffs, and a recession which may result on Beeline’s business, prospective customers, and on the national and global economy, the impact of ongoing military actions by the United States as well as from the geopolitical conflicts in Ukraine, Latin America and the Middle East, and the Risk Factors contained in the Company’s Prospectus Supplement dated November 14, 2025 and Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

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